Exhibit 99(j)(2)

AMENDMENT TO THE
AMENDED AND RESTATED
MUTUAL FUND CUSTODY AND
SERVICES AGREEMENT

This Amendment is made effective as of May 17, 2007 to the Amended and Restated Mutual Fund Custody and Services Agreement made as of May 16, 2002 (the “Agreement”) by and between those registered investment companies listed on Appendix D hereto (each, a “Fund”) on behalf of certain of their respective series, as listed on Appendix D (individually and collectively the “Series’) and Mellon Bank, N.A. (the “Custodian”).

WHEREAS, the Funds have retained the Custodian as their custodian pursuant to the Agreement; and

WHEREAS, pursuant to Article IV.9(d) of the Agreement, the Funds and the Custodian desire to amend the Agreement to reflect the addition of the Delaware Enhanced Global Dividend and Income Fund, as noted on the attached schedule.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants herein contained, the parties agree as follows:

1.                                      To delete Appendix D to the Agreement and substitute the attached Appendix D.

2.                                      Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.                                      Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

4.                                     The Funds and the Custodian each hereby represent and warrant to the other that each has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Funds or the Custodian to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date set forth above.

DELAWARE INVESTMENTS FAMILY OF FUNDS, on behalf of Each Series set forth on Appendix D Attached hereto	MELLON BANK, N.A.

By:	By:
Name:	Name:
Title:	Title:

APPENDIX D

List of Funds

(as of May 17, 2007)

VOYAGEUR INSURED FUNDS

Delaware Minnesota Insured Fund

Delaware Tax-Free Arizona Insured Fund

VOYAGEUR INTERMEDIATE TAX FREE FUNDS

Delaware Tax-Free Minnesota Intermediate Fund

DELAWARE INVESTMENTS MUNICIPAL TRUST (formerly Voyageur Investment Trust)

Delaware Tax-Free Florida Fund

VOYAGEUR MUTUAL FUNDS

Delaware Minnesota High-Yield Municipal Bond Fund

Delaware National High-Yield Municipal Bond Fund

Delaware Tax-Free California Fund

Delaware Tax-Free Idaho Fund

Delaware Tax-Free New York Fund

VOYAGEUR MUTUAL FUNDS II

Delaware Tax-Free Colorado Fund

VOYAGEUR MUTUAL FUNDS III

Delaware Large Cap Core Fund

Delaware Select Growth Fund

VOYAGEUR TAX FREE FUNDS

Delaware Tax-Free Minnesota Fund

DELAWARE INVESTMENTS ARIZONA MUNICIPAL INCOME FUND, INC.

(formerly Voyageur Arizona Municipal Income Fund, Inc.)

DELAWARE INVESTMENTS COLORADO INSURED MUNICIPAL INCOME FUND, INC.

(formerly Voyageur Colorado Insured Municipal Income Fund, Inc.)

DELAWARE INVESTMENTS FLORIDA INSURED MUNICIPAL INCOME FUND

(formerly Voyageur Florida Insured Municipal Income Fund)

DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II, INC.

(formerly Voyageur Minnesota Municipal Income Fund II, Inc.)

DELAWARE GROUP EQUITY FUNDS III

Delaware Small-Cap Growth Fund

DELAWARE POOLED TRUST

The Core Plus Fixed Income Portfolio

The Focus Smid-Cap Growth Equity Portfolio (formerly The Small-Cap Growth II Equity Portfolio)

The Smid-Cap Growth Equity Portfolio

The Core Focus Fixed Income Portfolio

The Large-Cap Growth Equity Portfolio

The Global Real Estate Securities Portfolio

DELAWARE GROUP GOVERNMENT FUND

Delaware Inflation Protection Bond Fund

DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND